Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value $0.0001 per share of Adlai Nortye Ltd., a company incorporated in the Cayman Islands, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April , 2025.

Boary Investment Co. Ltd.	By:	/s/Zhao Jing
	Name:	Zhao Jing
	Title:	Director

Suzhou Baoruiheng Venture Capital Partnership	By:	/s/Zhang Guofeng
	Name:	Zhang Guofeng
	Title:	Director

Xiamen Biotime Biotechnology Co., Ltd.	By:	/s/ Zhang Guofeng
	Name:	Zhang Guofeng
	Title:	Director

Xiamen Baotai Holding Group Co., Ltd.	By:	/s/Zhang Guofeng
	Name:	Zhang Guofeng
	Title:	Director

Xiamen WangChen Health Industry Co., Ltd.	By:	/s/Zhang Guofeng
	Name:	Zhang Guofeng
	Title:	Director

Zhang Guofeng	By:	/s/ Zhang Guofeng